Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Christopher Ranjitkar
Senior Director, Investor Relations
(617) 796-7651
Tremont Mortgage Trust Announces Third Quarter 2019 Results
Loan Repayments of $53.6 Million During the Third Quarter
Third Quarter Net Income Per Diluted Share of $0.25
Third Quarter Core Earnings Per Diluted Share of $0.26
Quarterly Distribution Declared in October of $0.22 Per Common Share
_______________________________________________________________
Newton, MA (November 6, 2019): Tremont Mortgage Trust (Nasdaq: TRMT) today announced financial results for the quarter and nine months ended September 30, 2019.
David Blackman, President and Chief Executive Officer of TRMT, made the following statement:
“Our third quarter results reflect the early repayment of $53.6 million of loans from two borrowers. This demonstrates the strong credit quality of our borrowers and validates our Manager's ability to source high quality loans. At this time, our focus is on redeploying this repayment capital and asset managing our book of loans.”
Results for the Quarter Ended September 30, 2019:
For the quarter ended September 30, 2019, net income was $2.1 million, or $0.25 per diluted share, compared to a net loss of $0.1 million, or $0.02 per diluted share, for the same quarter last year. Core Earnings for the quarter ended September 30, 2019 were $2.1 million, or $0.26 per diluted share, compared to Core Earnings of $0.1 million, or $0.02 per diluted share, for the same quarter last year.
For the quarter ended September 30, 2019, TRMT generated interest income of $5.0 million, including $0.9 million of deferred fees recognized by TRMT on the two loans that were repaid during the quarter as well as a prepayment premium earned on one of these repaid loans. TRMT incurred interest and related expenses of $2.0 million for the quarter ended September 30, 2019, which resulted in $3.0 million of income from investments, net. For the same quarter last year, TRMT generated interest income of $1.4 million and interest and related expenses of $0.6 million, which resulted in $0.8 million of income from investments, net.
Results for the Nine Months Ended September 30, 2019:
For the nine months ended September 30, 2019, net income was $3.5 million, or $0.63 per diluted share, compared to a net loss of $1.8 million, or $0.57 per diluted share, for the same period last year. Core Earnings for the nine months ended September 30, 2019 were $3.8 million, or $0.69 per diluted share, compared to a Core Loss of $1.4 million, or $0.46 per diluted share, for the same period last year.
For the nine months ended September 30, 2019, TRMT generated interest income of $11.9 million, including $0.9 million of deferred fees recognized by TRMT on the two loans that were repaid during the quarter as well as a prepayment premium earned on one of these repaid loans. TRMT incurred interest and related expenses of $5.6 million for the nine months ended September 30, 2019, which resulted in $6.3 million of income from investments, net. For the same period last year, TRMT generated interest income of $2.1 million and interest and related expenses of $0.7 million, which resulted in $1.4 million of income from investments, net.
Additional information and a reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Core Earnings (Loss), a non-GAAP financial measure, for the quarters and nine months ended September 30, 2019 and 2018, appear later in this press release.
Recent Investment Activities:
In August 2019, TRMT received $39.9 million of repayment proceeds from the borrower on its loan held for investment that was used to finance the acquisition of the Hampton Inn JFK located in Queens, NY, or the JFK loan, which included the $39.6 million of principal outstanding under the loan, as well as the accrued interest, an exit fee and TRMT’s associated legal expenses. TRMT was required to use $31.8 million of these repayment proceeds to repay the outstanding balance and accrued interest under its note payable with Texas Capital Bank, National Association, or the TCB note payable, associated with the JFK loan. TRMT used the remaining proceeds to pay down balances under its master repurchase facility with Citibank N.A., or the Master Repurchase Facility.
Also in August 2019, TRMT received $14.6 million of repayment proceeds from the borrower on its loan held for investment that was used to refinance an office building located in Scarsdale, NY, which included the $14.0 million of principal outstanding under the loan, as well as the accrued interest, an exit fee, a prepayment premium and TRMT’s associated legal expenses. TRMT was required to use $10.4 million of these repayment proceeds to repay the outstanding balance and accrued interest under the Master Repurchase Facility associated with this loan, and TRMT used the remaining proceeds to pay down additional balances under the Master Repurchase Facility.
In September 2019, TRMT entered into a loan application with a borrower for a first mortgage bridge whole loan with a total commitment of $22.6 million to refinance an office portfolio located in Dublin, OH.

In October 2019, TRMT entered into a loan application with a borrower for a first mortgage bridge whole loan with a total commitment of $18.0 million to refinance a student housing property located in Orono, ME.

Recent Financing Activities:
During the quarter ended September 30, 2019, TRMT repaid the $31.7 million outstanding principal balance under the TCB note payable and $22.4 million of outstanding principal balances under the Master Repurchase Facility with the repayment proceeds noted above, and the TCB note payable was terminated in accordance with its terms. At September 30, 2019, TRMT had $24.2 million available for immediate advancement under the Master Repurchase Facility, with an additional $58.0 million of unused capacity.
Distributions:
On August 15, 2019, TRMT paid a regular quarterly distribution to common shareholders of record as of July 29, 2019 of $0.22 per common share, or $1.8 million.
On October 17, 2019, TRMT declared a regular quarterly distribution to common shareholders of record as of October 28, 2019 of $0.22 per common share, or approximately $1.8 million. TRMT expects to pay this distribution on or about November 14, 2019.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss TRMT’s third quarter 2019 financial results. The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, November 13, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10134922.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website following the call for about one week. The transcription, recording and retransmission in any way of TRMT’s third quarter conference call are strictly prohibited without the prior written consent of TRMT.
Supplemental Data:
A copy of TRMT’s Third Quarter 2019 Supplemental Operating and Financial Data is available for download at TRMT’s website, www.trmtreit.com. TRMT’s website is not incorporated as part of this press release.
TRMT is a real estate finance company that focuses primarily on originating and investing in floating rate first mortgage whole loans secured by middle market and transitional commercial real estate. TRMT is managed by Tremont Realty Advisors LLC, a Securities and Exchange Commission, or SEC, registered investment adviser and an indirect, majority-owned subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
TRMT presents Core Earnings (Loss) which is considered a “non-GAAP financial measure” within the meaning of the applicable SEC rules. Core Earnings (Loss) does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or an indication of TRMT's cash flows from operations determined in accordance with GAAP, a measure of TRMT's liquidity or operating performance or an indication of funds available for TRMT's cash needs. In addition, TRMT's methodology for calculating Core Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, TRMT's reported Core Earnings (Loss) may not be comparable to the core earnings as reported by other companies.
TRMT believes that Core Earnings (Loss) provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps TRMT to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that TRMT believes are not necessarily indicative of TRMT's current loan portfolio and operations. In addition, Core Earnings (Loss) is used in determining the amount of business management and incentive fees payable by TRMT to TRMT's manager under TRMT's management agreement.
Please see the pages attached hereto for a more detailed statement of TRMT’s operating results and financial condition and for an explanation of TRMT’s calculation of Core Earnings (Loss) and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
INCOME FROM INVESTMENTS:
Interest income from investments	$4,959	$1,385	$11,872	$2,113
Less: interest and related expenses	(1,992)	(563)	(5,572)	(666)
Income from investments, net	2,967	822	6,300	1,447

OTHER EXPENSES:
Management fees (1)	—	—	—	447
General and administrative expenses	541	510	1,662	1,668
Reimbursement of shared services expenses	370	375	1,110	1,125
Total expenses	911	885	2,772	3,240

Net income (loss)	$2,056	$(63)	$3,528	$(1,793)

Weighted average common shares outstanding - basic and diluted	8,156	3,129	5,583	3,121

Net income (loss) per common share - basic and diluted	$0.25	$(0.02)	$0.63	$(0.57)

(1)
In June 2018, TRMT's manager agreed to waive any base management fees otherwise due and payable pursuant to TRMT's management agreement for the period beginning July 1, 2018 until June 30, 2020. As a result, TRMT did not recognize any base management fees for the three or nine months ended September 30, 2019 or the three months ended September 30, 2018. If TRMT's manager had not agreed to waive these base management fees, TRMT would have recognized base management fees of $322 and $812 for the three and nine months ended September 30, 2019, respectively, and $222 for the three months ended September 30, 2018, which would have resulted in TRMT recognizing $669 of total base management fees for the nine months ended September 30, 2018 (including the $447 of business management fees actually recognized).

TREMONT MORTGAGE TRUST
CALCULATION AND RECONCILIATION OF CORE EARNINGS (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Core Earnings (Loss) (1):
Net income (loss)	$2,056	$(63)	$3,528	$(1,793)
Non-cash equity compensation expense	80	118	300	349
Core Earnings (Loss)	$2,136	$55	$3,828	$(1,444)

Weighted average common shares outstanding - basic and diluted	8,156	3,129	5,583	3,121

Core Earnings (Loss) per common share - basic and diluted	$0.26	$0.02	$0.69	$(0.46)

(1)
TRMT calculates Core Earnings (Loss) as net income (loss), computed in accordance with GAAP, including realized losses not otherwise included in net income (loss) determined in accordance with GAAP, and excluding: (a) the incentive fees earned by TRMT's manager (if any); (b) depreciation and amortization (if any); (c) non-cash equity compensation expense; (d) unrealized gains (losses) and other similar non-cash items that are included in net income (loss) for the period of the calculation (regardless of whether such items are included in or deducted from net income (loss) or in other comprehensive income (loss) under GAAP) (if any); and (e) one time events pursuant to changes in GAAP and certain non-cash items (if any).

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$9,244	$27,024
Restricted cash	110	311
Loans held for investment, net	207,464	135,844
Accrued interest receivable	711	344
Prepaid expenses and other assets	254	390
Total assets	$217,783	$163,913

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$759	$935
Master repurchase facility, net	130,312	71,691
Note payable, net	—	31,485
Due to related persons	33	134
Total liabilities	131,104	104,245

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 8,240,057 and 3,178,817 shares issued and outstanding, respectively	82	32
Additional paid in capital	88,827	62,540
Cumulative net income (loss)	624	(2,904)
Cumulative distributions	(2,854)	—
Total shareholders’ equity	86,679	59,668
Total liabilities and shareholders' equity	$217,783	$163,913

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever TRMT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, TRMT is making forward-looking statements. These forward-looking statements are based upon TRMT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TRMT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TRMT's control. For example:

•
This press release states that TRMT has declared a regular quarterly distribution of $0.22 per common share. This statement may imply that TRMT will continue to make regular quarterly distributions of $0.22 per common share. The timing, amount and form of any future distributions will be determined at the discretion of TRMT's Board of Trustees and will depend upon various factors that TRMT's Board of Trustees deems relevant, including TRMT's historical and projected income, Core Earnings, the then current and expected needs and availability of cash to pay its obligations and fund its investments, distributions which may be required to be paid by TRMT to maintain its qualification for taxation as a real estate investment trust, limitations on distributions contained in TRMT’s financing arrangements and other factors deemed relevant by TRMT's Board of Trustees in its discretion. Therefore, TRMT cannot be sure that it will continue to pay distributions in the future or that the amount of any distributions TRMT does pay will not decrease.

•
Mr. Blackman states that the recent early loan repayments demonstrate the strong credit quality of TRMT's borrowers and validates TRMT's Manager's ability to source high quality loans, and that TRMT's current focus is on redeploying its repayment capital and asset managing its book of loans. These statements may imply that TRMT's borrowers will continue to have strong credit qualities and that TRMT will continue to be able to source high quality loans for its business in the future. However, TRMT’s business is subject to various risks, including the competitive nature of the industry in which it operates. As a result, the credit qualities of TRMT's current and future borrowers may decline and TRMT may be unable to successfully redeploy its current repayment capital in new investments that provide similar returns at comparable risk. In addition, TRMT's investments are subject to various risks, some of which are beyond its control, including that borrowers may default on their payment obligations or TRMT may receive additional repayment capital that it is unable to successfully redeploy.

•	TRMT's pending and prospective loans and applications may not be completed or become loans, may be delayed or their terms may change.
The information contained in TRMT’s filings with the SEC, including under “Risk Factors” in TRMT’s periodic reports, or incorporated therein, identifies other important factors that could cause TRMT’s actual results to differ materially from those stated in or implied by TRMT’s forward-looking statements. TRMT’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, TRMT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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